Exhibit 24.1
August 5, 1999



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Ball Corporation of our report dated January 27, 1999, which appears on page 29 of the Ball Corporation Annual Report, which is incorporated by reference in Ball Corporation's Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the incorporation by reference of our report dated January 27, 1999 relating to the Financial Statement Schedules, which appears in such Annual Report on Form 10-K.




/s/PricewaterhouseCoopers LLP
PRICEWATERHOUSECOOPERS LLP
DENVER, COLORADO
AUGUST 5, 1999